                                                                    Exhibit 99.1

Waters Corporation
Unaudited Service Cost Reclass by Quarter for 2002 and 2001

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Before Service                           2002                                              2001                            2000
Reclass               Q1        Q2        Q3        Q4     Full Year    Q1        Q2        Q3         Q4     Full Year  Full Year
                      --        --        --        --     ---------    --        --        --         --     ---------  ---------
Sales              200,341   217,192   216,045   256,389    889,967   201,032   206,803   202,694   248,679    859,208    795,071
COS                 71,432    75,980    74,909    92,713    315,034    73,298    75,545    73,120    89,269    311,232    288,264
                   -------   -------   -------   -------    -------   -------   -------   -------   -------    -------    -------
Margin             128,909   141,212   141,136   163,676    574,933   127,734   131,258   129,574   159,410    547,976    506,807
   margin %           64.3%     65.0%     65.3%     63.8%      64.6%     63.5%     63.5%     63.9%     64.1%      63.8%      63.7%

SG&A                68,918    80,041    77,682    78,609    305,250    65,907    67,169    66,913    69,717    269,706    246,390
   % of sales         34.4%     36.9%     36.0%     30.7%      34.3%     32.8%     32.5%     33.0%     28.0%      31.4%      31.0%
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Service reclass     13,202    14,620    14,923    15,689     58,434    12,057    12,592    12,718    13,332     50,699     42,681

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After Service                            2002                                              2001                            2000
Reclass               Q1        Q2        Q3        Q4     Full Year    Q1        Q2        Q3         Q4     Full Year  Full Year
                      --        --        --        --     ---------    --        --        --         --     ---------  ---------
Sales              200,341   217,192   216,045   256,389    889,967   201,032   206,803   202,694   248,679    859,208    795,071
COS                 84,634    90,600    89,832   108,402    373,468    85,355    88,137    85,838   102,601    361,931    330,945
                   -------   -------   -------   -------    -------   -------   -------   -------   -------    -------    -------
Margin             115,707   126,592   126,213   147,987    516,499   115,677   118,666   116,856   146,078    497,277    464,126
   margin %           57.8%     58.3%     58.4%     57.7%      58.0%     57.5%     57.4%     57.7%     58.7%      57.9%      58.4%

SG&A                55,716    65,421    62,759    62,920    246,816    53,850    54,577    54,195    56,385    219,007    203,709
   % of sales         27.8%     30.1%     29.0%     24.5%      27.7%     26.8%     26.4%     26.7%     22.7%      25.5%      25.6%
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